UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Exhibits.
SIGNATURES
EX-99.01

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2005, Mobile Mini, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2005. A copy of the press release is furnished as Exhibit 99.01 to this report.

In accordance with general instruction B.2 to Form 8-K, information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The press release includes the financial measure “EBITDA.” The EBITDA measure may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and debt restructuring expense. We use EBITDA as a financial measure in management decision-making because we believe it provides useful supplemental information regarding our financial and liquidity position and facilitates internal comparisons to historical financial position and operating performance of prior periods and external comparisons to competitors’ financial position and operating performance. In addition, several of the financial covenants under our revolving credit facility are expressed by reference to this financial measure, similarly computed. While we have used pro forma financial measures in past earnings announcements, we did not use any pro forma financial measures this quarter as none were necessary. However, we may use pro forma financial measures in future announcements. The information included for certain periods in 2004 has been reclassified to conform with the current presentation. We include EBITDA in the earnings announcement to provide transparency to investors. A reconciliation of net income to EBITDA follows (in thousands), which includes effects of rounding:

	Three Months Ended March 31,
	2004	2005
Net income	$3,155	$6,385
Interest expense	4,992	5,519
Provision for income taxes	2,104	4,082
Depreciation and amortization	2,716	3,048

EBITDA	$12,967	$19,034

Item 9.01 Exhibits.

(c)	Exhibits.

99.01 Registrant’s press release, dated May 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: May 4, 2005	/s/	Larry Trachtenberg

	Name:	Larry Trachtenberg
	Title:	Executive Vice President and
Chief Financial Officer

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